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                                                                   EXHIBIT 99.1


                    DANIELSON HOLDING CORPORATION TO ACQUIRE
                           COVANTA ENERGY CORPORATION

CHICAGO, IL AND FAIRFIELD, NJ - DECEMBER 2, 2003- Danielson Holding Corporation (AMEX:DHC) and Covanta Energy Corporation today announced that they have signed a definitive agreement under which Danielson will acquire Covanta's energy and water businesses in connection with Covanta's emergence from bankruptcy. Danielson will not acquire Covanta's geothermal and other assets, the dispositions of which are already under contract with other buyers under Covanta's Chapter 11 process. In addition, Danielson and Covanta have agreed on principal terms of new credit arrangements for Covanta's domestic and international businesses.

Covanta will remain headquartered in Fairfield, New Jersey. Anthony J. Orlando will continue to serve as the company's Chief Executive Officer and the company's existing management structure will stay in place.

"This acquisition by Danielson offers a superior deal to Covanta's creditors and is supported by Covanta's management, the agents for its secured bank group, its ad hoc committee of 9.25% debenture holders and its official unsecured creditors' committee," stated Covanta Chief Executive Officer Tony Orlando. "We believe that, under the Danielson plan, Covanta will be in a better position from which to emerge from Chapter 11 than under the prior plan, which is being superseded by the Danielson plan. We are confident that the Danielson acquisition will be advantageous to the company's clients and employees," concluded Mr. Orlando.

Under the terms of the proposed transaction, Danielson would acquire 100% of Covanta's equity in consideration for $30 million. In addition, Danielson has obtained commitments from certain of its shareholders to provide a new $118 million replacement letter of credit facility to Covanta, secured by a second lien on Covanta's domestic assets. With respect to Covanta's domestic operations, the transaction also provides for a new $139 million first lien secured letter of credit facility and $205 million of senior secured notes accreting to $230 million by 2011, and an unspecified amount of unsecured notes. As a result of the transaction, Covanta expects to emerge from bankruptcy with approximately $50 million in cash and revolving credit facility availability. D. E. Shaw Laminar Portfolios, L.L.C. ("Laminar"), a significant creditor of Covanta, has agreed with Danielson to provide a $10 million secured revolving loan facility to Covanta's international operations, which would also issue up to $95 million of secured 3-year term debt to Covanta's creditors.

To implement the proposed transaction, Covanta anticipates filing a revised proposed plan of reorganization, a revised proposed plan of liquidation for certain non-core businesses, and an accompanying draft disclosure statement, each reflecting this transaction, with the Bankruptcy Court for the Southern District of New York, where its Chapter 11 cases are pending. The


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proposed Danielson transaction does not affect Covanta's recently filed plans to sell its geothermal assets to Ormat Nevada, Inc. which was declared the winning bidder following the auction of those assets.

The proposed transaction between Covanta and Danielson remains subject to the completion of certain documentation, approval by holders of claims against Covanta, and entry of an order by the Bankruptcy Court confirming Covanta's revised proposed reorganization plan necessary to implement this transaction. There can be no assurance that the Bankruptcy Court will approve, or that the holders of claims against Covanta will vote to support, the new reorganized proposed plan embodying the transaction with Danielson or that final documentation will be reached on terms satisfactory to all parties. Subject to receipt of these approvals, the companies expect the transaction to close in the first quarter of 2004.

Danielson has obtained the financing necessary for the Covanta acquisition from three of its shareholders: SZ Investments, L.L.C., Third Avenue Trust, on behalf of Third Avenue Value Fund, and Laminar have provided $40 million of bridge financing to Danielson in exchange for a note convertible into shares of Danielson common stock at a price of $1.53 per share. Danielson will use $30 million of the proceeds from the bridge financing first to post a deposit with Covanta. The deposit would then be used as Danielson's purchase price for Covanta's equity interests. Danielson will use the remainder of the proceeds to pay certain transaction expenses and for general corporate purposes. Danielson expects to refinance the convertible note through a pro rata rights offering to its shareholders following the closing of the Covanta acquisition. Danielson intends to issue rights to purchase 0.75 shares for each outstanding share of Danielson common stock at an exercise price of $1.53 per share in a registered rights offering. If Danielson does not refinance the entire convertible note, the remainder of the note would be convertible into shares of Danielson common stock at the rights offering price of $1.53 per share. In addition, Laminar has agreed to purchase up to an additional 8.75 million shares of Danielson common stock at $1.53 per share based upon the levels of public participation in the rights offering. The financing and other related party transactions were approved by a special committee of independent directors of Danielson.

THIS PRESS RELEASE SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OF COVANTA ENERGY CORPORATION, DANIELSON HOLDING CORPORATION OR ANY OF THEIR AFFILIATES NOR SHALL THERE BE ANY SALE OF SECURITIES IN ANY STATE OR JURISDICTION IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY STATE OR JURISDICTION, OR, IF FOR THE ADMINISTRATIVE CONVENIENCE OF THE COURT SYSTEM, THE PROPOSED TRANSACTIONS ARE IMPLEMENTED THROUGH A VOLUNTARY PLAN UNDER THE BANKRUPTCY CODE, A SOLICITATION OF ACCEPTANCES OF A CHAPTER 11 PLAN UNDER THE BANKRUPTCY CODE. ANY SUCH OFFER OR SOLICITATION WILL BE MADE IN COMPLIANCE WITH ALL APPLICABLE SECURITIES LAWS AND/OR PROVISIONS OF THE BANKRUPTCY CODE.


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Covanta Energy Corporation is an internationally recognized designer, developer, owner and operator of power generation projects and provider of related infrastructure services. Its waste-to-energy facilities convert municipal solid waste into energy for numerous communities, predominantly in the United States. The Company also operates water and wastewater treatment infrastructures.

Danielson Holding Corporation is an American Stock Exchange listed company, engaging in the financial services and specialty insurance business through its subsidiaries. Danielson's charter contains restrictions that prohibit parties from acquiring 5% or more of Danielson's common stock without its prior consent.

CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS

Certain statements in this press release may constitute "forward-looking" statements as defined in Section 27A of the Securities Act of 1933 (the "Securities Act"), Section 21E of the Securities Exchange Act of 1934 (the "Exchange Act"), the Private Securities Litigation Reform Act of 1995 (the "PSLRA") or in releases made by the Securities and Exchange Commission, all as may be amended from time to time. Such forward looking statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements of Danielson and its subsidiaries, or industry results, to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements that are not historical fact are forward-looking statements. Forward looking statements can be identified by, among other things, the use of forward-looking language, such as the words "plan", "believe", "expect", "anticipate", "intend", "estimate", "project", "may", "will", "would", "could", "should", "seeks", or "scheduled to", or other similar words, or the negative of these terms or other variations of these terms or comparable language, or by discussion of strategy or intentions. These cautionary statements are being made pursuant to the Securities Act, the Exchange Act and the PLSRA with the intention of obtaining the benefits of the "safe harbor" provisions of such laws. Danielson cautions investors that any forward-looking statements made by Danielson are not guarantees or indicative of future performance. Important assumptions and other important factors that could cause actual results to differ materially from those forward-looking statements with respect to Danielson, include, but are not limited to, Covanta's and Danielson's ability to successfully consummate the transactions contemplated by the proposed acquisition and financial restructuring, Covanta's ability to obtain the consent of its creditors; and other factors, risks and uncertainties that are described in Item 1 of Danielson s Annual Report on Form 10-K for the year ended December 27, 2002 and in other securities filings by Danielson or Covanta. Although Danielson believes that its plans, intentions and expectations reflected in or suggested by such forward-looking statements are reasonable, actual results could differ materially from a projection or assumption in any of its forward-looking statements. Danielson's future financial condition and results of operations, as well as any forward-looking statements, are subject to change and inherent risks and uncertainties. The forward-looking statements contained in this press release are made only as of the date hereof and neither Danielson nor Covanta has any or has undertaken any obligation to update or revise any forward-looking statements whether as a result of new information, subsequent events or otherwise, unless otherwise required by law.


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For more information generally, please contact:

FOR DANIELSON HOLDING CORPORATION
Philip G. Tinkler
Chief Financial Officer
Danielson Holding Corporation
(312) 466-4030

FOR COVANTA ENERGY CORPORATION
Kent Burton
Senior Vice President
Covanta Energy Corporation
(703) 246-0833


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